IBM Customer Agreement

Thank you for doing business with us. We strive to provide you with high quality Products and Services. If, at any time, you have any questions or problems, or are not completely satisfied, please let us know. Our goal is to do our best for you.

    This IBM Customer Agreement (called the "Agreement") covers business transactions you may do with us to purchase Machines, license Programs, and acquire
    Services.

    This Agreement and its applicable Attachments and Transaction Documents are the complete agreement regarding these transactions, and replace any prior oral or written communications between us.
    By signing below for our respective Enterprises, both of us agree to the terms of this Agreement.
    Once signed, 1) any reproduction of this Agreement, an Attachment, or Transaction Document made by reliable means (for example, photocopy or facsimile)is considered an original and 2) all Products and Services you order under this Agreement are subject to it.

Agreed to:                     Agreed to:
   2Themart.com                International Business Machines
Corporation



By /s/Dominic J. Magliarditi       By /s/Humberto Mundo
      Authorized signature                      Authorized signature

Name (type or print):          Name (type or print):
Dominic J. Magliarditi         Humberto Mundo

   Date: January 25, 1999      Date: January 25, 1999

   Enterprise number: 6020475  Agreement number: VGY1816

      Enterprise address:           IBM address:
      2Themart.com                  2929 N. Central Avenue
      5405 Alton Parkway         Phoenix, AZ 85012
      Irvine, CA 92604

 After signing, please return a copy of this Agreement to the "IBM address" shown above.

                               IBM Customer Agreement

                               Table of Contents

        Section      Title
    Page

Part 1 - General . . . . . . . . . . . . . . . . 3

1.1 Definitions. . . . . . . . . . . . . .. . . . 3
1.2 Agreement Structure. . . . . . . . . . 4
1.3 Delivery . . . . . . . . . . . . . . . . . . . 4
1.4 Charges and Payment. . . . . . .  . . 5
1.5 Changes to the Agreement Terms . . .. 5
1.6 IBM Business Partners. . . . . . . . .. . . . 6
1.7 Mutual Responsibilities. . . . . . . .. . . . 6
1.8 Your Other Responsibilities. . . . . .. . . . 6
1.9 Patents and Copyrights . . . . . . . .. . . . 7
1.10 Limitation of Liability . . . . . . .. . . . 7
1.11 Agreement Termination . . . . . . . .. . . . 8
1.12 Geographic Scope. . . . . . . . . . .. . . . 8
1.13 Governing Law . . . . . . . . . . . .. . . . 8

Part 2 - Warrant  . . . . . . . . . . . .. . . . 9

2.1 The IBM Warranties . . . . . . . . . . 9
2.2 Extent of Warranty . . . . . . . . . .. . . . 9
2.3 Items Not Covered by Warranty  . . . .. . . .10

Part 3 -  Machines. . . . . . . . . . . .. . . . . . .11

3.1 Title and Risk of Loss . . . . . . . .. . . .11
3.2 Production Status  . . . . . . . . . .. . . .11
3.3 Installation . . . . . . . . . . . . .. . . .11
3.4 Licensed Internal Code . . . . . . . .. . . .11
3.5 Machine Code . . . . . . . . . . . . .. . . .12

Part 4 - Programs. . . . . . . . . . . . . . . . . . . .13

4.1 License. . . . . . . . . . . . . . . . . . . . . . . . .13
4.2 License Details. . . . . . . . . . . . . . . .13
4.3 Program Components Not Used on the Designated
      Machine. . . . .. . . . . . . .13
4.4 Distributed System License Option. . . . . . . . . .13
  4.5 Program Testing  . . . . . . . . . . . . . . .13
  4.6 Packaged Programs  . . . . . . . . . . . . . .14
  4.7 Program Protection . . . . . . . . . . . . . .14
  4.8 Program Services . . . . . . . . . . . . . . .14
  4.9 License Termination. . . . . . . . . . . . . .14

 Part 5 - Services . . . . . . . . . . . . . . . . .. . . .15

  5.1 IBM Services . . . . . . . . . . . . . . .. .15
  5.2 Personnel  . . . . . . . . . . . . . . . . .. . . .15
  5.3 Materials Ownership and License. .. .15
  5.4 Changes to Service Terms . . . . . . . . .15
  5.5 Renewal. . . . . . . . . . . . . . . . . . . . .. .16
  5.6 Termination and Withdrawal . . . . .. . .16
  5.7 Service for Machines
        (during and after warranty). . . . . . . .. . .16
  5.8 Maintenance Coverage . . . . . . . . . . . . .17

IBM Customer Agreement

  Part 1 - General

  1.1 Definitions

 Customer-set-up Machine is an IBM Machine that you install according to our instructions.

 Date of Installation is the following:

           1. for an IBM Machine we are responsible for installing, the business day after the day we install it or, if you defer Installation, make it available to you for subsequent installation by us;

           2. for a Customer-set-up Machine and a non-IBM Machine, the second business day after the Machines standard transit allowance period; and

           3. for a  Program, the latest of -
           a. the day after its testing period ends,

           b. the second business day after the Program s standard transit allowance period,

           c. the date, specified in a Transaction Document, on which we authorize you to make a copy of the Program, or

           d. the date you distribute a copy of a chargeable component in support of your authorized use of the Program.

 Designated Machine is either 1) the machine on which you will use a Program for processing and which we require you to identify to us by type/model and serial number, or 2) any machine on which you use the Program if we do not require you to provide this identification to us.

 Enterprise is any legal entity (such as -a corporation) and the subsidiaries it owns by more than 50 percent. The term 'Enterprise"
applies
 only to the portion of the enterprise located in the United States or Puerto Rico.

 Machine is a machine, its features, conversions, upgrades, elements, or accessories, or any combination of them. The term "Machine" includes an IBM
 Machine and any non-IBM Machine (including other equipment) that we may provide to you.

 Materials are literary works or other works of authorship (such as programs, program listings, programming tools, documentation, reports, drawings and similar works) that we may deliver to you as part of a Service. The term "Materials" does not include Programs or Licensed Internal Code.

 Product is a Machine or a Program.

 Program is the following, including the original and all whole or partial copies:

 1. machine-readable instructions and data;

 2. components;

 3. audio-visual content (such as images, text, recordings, or pictures); and

 4. related licensed materials.

 The term "Program" includes an IBM Program and any non-IBM Program that we may provide to you. The term does not include Licensed Internal
Code or
 Materials.

 Service is performance of a task, provision of advice and counsel, assistance, or access to a resource (such as access to an information database) we make available to you.

 Specifications is a document that provides information specific to a Product. For an IBM Machine, we call the document "Official Published Specifications." For an IBM Program, we call it "Licensed Program Specifications," or "License Information."

 Specified Operating Environment is the Machines and Programs with which a
 Program is designed to operate, as described In the Programs
Specifications.

 1.2 Agreement Structure

 Attachments

 Some Products and Services have terms in addition to those we specify in this Agreement. We provide the additional terms in documents called "Attachments," which are also part of this Agreement. Attachments will be
 signed by both of us it requested by either of us.

Transaction Documents

 For each business transaction, we will provide you with the appropriate
 "Transaction Documents" that confirm the specific details of the transaction. Transaction Documents will be signed. by both of us it requested by either of us. The following are examples of Transaction Documents with examples of the information they may contain:

           1. addenda (contract-period duration, start date, and total quantity);

           2. exhibits (eligible Products by category);

           3. Invoices (item, quantity, and amount due);

           4. statements of work (scope of Services, responsibilities, deliverables, completion criteria, estimated schedule or contract period, and charges); and

           5. supplements (Machine quantity and type ordered, price, estimated shipment date, and warranty period).

Conflicting Terms

 If there is a conflict among the terms In the various documents, those of an Attachment prevail over those of this Agreement. The terms of a Transaction Document prevail over those of both of these documents.

Our Acceptance of Your Order

 A Product or Service becomes subject to this Agreement when we accept your order by doing any of the following:

           1. sending you a Transaction Document;

           2. shipping the Machine or making the Program available to you; or

           3. providing the Service.

Your Acceptance of Additional Terms

 You accept the additional terms in an Attachment or Transaction
 Document by doing any of the following:

           1. signing the Attachment or Transaction Document;

           2. using the Product or Service, or allowing others to do so; or

           3. making any payment for the Product or Service.

 1.3 Delivery

 We will try to meet your delivery requirements for Products and Services you order, and will inform you of their status. Transportation charges, if applicable, will be specified in a Transaction Document.

1.4 Charges and Payment

 The amount payable for a Product or Service will be based on one or more of the following types of charges:

           1. one-time (for example, the price of a Machine);

           2. recurring (for example, a periodic charge for Programs or measured use of Services);

           3. time and materials (for example, charges for hourly
           Services); or

           4. fixed price (for example, a specific amount agreed to between us for a custom Service).

 Depending on the particular Product, Service, or circumstance, additional charges may apply (such as special handling or travel related expenses). We will inform you in advance whenever additional charges apply.

 Recurring charges for a Product begin on its Date of Installation. Charges for Services are billed as we specify which may be in advance, periodically during the performance of the at Service, or after the Service is completed.

 Amounts are due upon receipt of invoice and payable as we specify in a Transaction Document. You agree to pay accordingly, Including any late payment fee.

 If any authority imposes a duty, tax, levy, or foe, excluding those based on our not income, upon any transaction under this Agreement, then you agree to pay that amount as specified in the invoice or supply exemption documentation. You are responsible for personal property taxes for each Product from the date we ship it to you.

 One-time and recurring charges may be based on measurements of actual or authorized use (for example, number of users or processor size for Programs, motor readings for maintenance Services, or connect time for network Services). You agree to provide actual usage data if we specify. If you make changes to your environment that impact Use charges (for example, change processor size or configuration for Programs), you agree to promptly notify us and pay any applicable charges. Recurring charges will be adjusted accordingly. Unless we agree otherwise, we do not give credits or refunds for charges already due or paid. In the event that we change the basis of measurement, our terms for changing charges will apply.

 We may increase recurring charges for Products and Services, as well as labor rates and minimums for Services provided under this Agreement, by giving you three months written notice. An increase applies on the first day of the invoice or charging period on or after the effective date we specify in the notice.

 We may increase one-time charges without notice. However, an increase to one-time charges does not apply to you if 1) we receive your order before the announcement date of the increase and 2) one of the following occurs within three months after our receipt. of your order:

           1. we ship you the Machine or make the Program available to you;

           2. you make an authorized copy of a Program or distribute a chargeable component of a Program to another Machine; or

            3. a Program s increased use charge becomes due.

 You receive the benefit of a decrease in charges for amounts which become due on or after the effective date of the decrease.

 Services for which you prepay must be used within the applicable contract period. Unless we specify otherwise, we do not give credits or refunds for unused prepaid Services.

1.5 Changes to the Agreement Terms

 In order to maintain flexibility in our business relationship, we may change the terms of this Agreement by giving you three months written notice. However, these changes are not retroactive. They apply, as of the effective date we specify in the notice, only to new orders and on-going transactions (such as licenses, except that changes to license termination terms are effective only for now orders). Part 5 of this Agreement contains additional provisions for changes to the terms of individual Service transactions.

Otherwise, for a change to be valid, both of us must sign it. Additional or different terms in any written communication from you (such as an order) are void.

1.6 IBM Business Partners

We have signed agreements with certain organizations (called "IBM
Business Partners") to promote, market, and support certain Products and Services.

When you order our Products or Services (marketed to you by IBM Business Partners) under this Agreement, we confirm that we are responsible for providing the Products or Services to you under the warranties and other terms of this Agreement. We are not responsible for 1) the actions of IBM
Business   Partners, 2) any additional obligations they have to you, or
3) any products or services that they supply to you under their agreements.

1.7 Mutual Responsibilities

Both of us agree that under this Agreement:

           1. neither of us grants the other the right to use its trademarks, trade names, or other designations in any promotion or publication without prior written consent;

           2. all information exchanged is nonconfidential. If either of us requires the exchange of confidential information, it will be made under a signed confidentiality agreement;

           3. each is free to enter into similar agreements with others;

           4. each grants the other only the licenses and eights specified. No other licenses or rights (including licenses or rights under patents) are granted;

           5. each may communicate with the other by electronic means and such communication is acceptable as a signed writing. An identification code (called a "user ID") contained in an electronic document is sufficient to verify the sanders identity and the documents authenticity;

           6. each will allow the other reasonable opportunity to comply before it claims that the other has not met its obligations;

           7. neither of us will bring a legal action more than two years after the cause of action arose; and

           8. neither of us is responsible for failure to fulfill any obligations due to causes beyond its control.


 1.8 Your Other Responsibilities

 You agree:

           1. not to assign, or otherwise transfer, this Agreement or your rights under this Agreement, delegate your obligations, or resell any Service, without our prior written consent. Any attempt to do so is void;

           2. to acquire Machines with the intent to use them within your Enterprise and not for reselling, leasing, or transferring to a third party, unless either of the following applies
           a. you are arranging lease-back financing for the Machines, or

            b. you purchase them without any discount or allowance, and do not remarket them in competition with our authorized remarketers;

 3. to allow us to install mandatory engineering changes (such as those required for safety) on a Machine. Any parts we remove become our property. You represent that you have the permission from the owner and any lien holders to transfer ownership and possession of removed parts to us;

 4. that you are responsible for the results obtained from the use of the Products and Services;

 5. to provide us with sufficient, free, and safe access to your facilities for us to fulfill our obligations; and

  6. to comply with all applicable export and import laws and regulations.

1.9 Patents and Copyrights

 For purposes of this Section, the term "Product" includes Materials (alone or in combination with Products we provide to you as a system) and Licensed Internal Code.

 If a third party claims that a Product we provide to you infringes that party s patent or copyright, we will defend you against that claim at our expense and pay all costs, damages, and attorney s fees that a court finally awards, provided that you:

  1. promptly notify us in writing of the claim; and

  2. allow us to control, and cooperate with us in, the defense and any related settlement negotiations.

 If such a claim is made or appears likely to be made, you agree to permit us to enable you to continue to use the Product, or to modify it, or replace it with one that is at least functionally equivalent. If we determine that none of these alternatives is reasonably available, you agree to return the Product to us on our written request. We will then give you a credit equal to:

  1.for a Machine, your net book value provided you have followed gone rally-accepted accounting principles;

  2. for a Program, the amount paid by you or 12 months charges (whichever is less); and

  3. for Materials, the amount you paid us for the Materials.
  This is our entire obligation to you regarding any claim of infringement.

 Claims for Which We are Not Responsible

 We have no obligation regarding any claim based on any of the following:

  1. anything you provide which is incorporated into a Product;

  2. your modification of a Product, or a Program's use in other than its Specified Operating Environment,

  3. the combination, operation, or use of a Product with other Products not provided by us as a system, or the combination, operation, or use of a Product with any product, data, or apparatus that we did not provide; or

  4. infringement by a non-IBM Product alone, as opposed to its combination with Products we provide to you as a system.

1.10 Limitation of Liability

 Circumstances may arise where, because of a default on our part or other liability, you are entitled to recover damages from us. In each such instance, regardless of the basis on which you are entitled to claim damages from us (including fundamental breach, negligence, misrepresentation, or other contract or tort claim), we are liable for no more than:

1. payments referred to in our patents and copyrights terms described above;

2. damages for bodily injury (including death) and damage to real property and tangible personal property; and

3. the amount of any other actual direct damages up to the greater of $100,000 or the charges (if recurring, 12 months charges apply) for the Product or Service that is the subject of the claim. For purposes of this item, the term "Product" Includes Materials and Licensed Internal Code.

  This limit also applies to any of our subcontractors and Program developers. It is the maximum for which we and our subcontractors and Program developers are collectively responsible.

Items for Which We are Not Liable

 Under no circumstances are we, our subcontractors, or Program developers liable for any of the following:

           1. third-party claims against you for damages (other than those under the first two items listed above);

           2. loss of, or damage to, your records or data; or

           3. special, incidental, or indirect damages or for any economic consequential damages (including lost profits or savings), even if we are informed of their possibility.

1.11 Agreement Termination

You may terminate this Agreement on written notice to us following the expiration or termination, of your obligations.

Either of us may terminate this Agreement if the other does not comply with any of its terms, provided the one who is not complying is given written notice and reasonable time to comply.

Any terms of this Agreement which by their nature extend beyond the Agreement termination remain in effect until fulfilled, and apply to both of our respective successors and assignees.

1.12 Geographic Scope

 All your rights, all our obligations, and all licenses (except for Licensed Internal Code and as specifically granted) are valid only in the United States and Puerto Rico.

 1.13 Governing Law

 The laws of the State of Now York govern this Agreement.

 Nothing in this Agreement affects any statutory rights of consumers that cannot be waived or limited by contract.

IBM Customer Agreement

Part 2 - Warranties

2.1 The  IBM Warranties

Warranty for IBM  Machines

 For each IBM Machine, we warrant that it:

           1. is free from defects in materials and workmanship; and

           2. conforms to its Specifications.

 The warranty period for a Machine is a specified, fixed period commencing on its Date of Installation., During the warranty period, we provide repair and exchange Service for the Machine, without charge, under the type of Service we designate for the Machine.

 If a Machine does not function as warranted during the warranty period and we are unable to either 1) make it do so, or 2) replace it with one that is at least functionally equivalent, you may return it to us and we will refund your money.

 Additional terms regarding Service for Machines during and after the warranty period are contained in Part 5.

Warranty for IBM Programs

 For each warranted IBM Program, we warrant that when it is used in the Specified Operating Environment, it will conform to its Specifications.

 The warranty period for a Program expires when its Program Services are no longer available. During the warranty period, we provide defect-related Program Services without charge. Program Services are available for a warranted Program for at least one year following its general availability.

If a Program does not function as warranted during the first year after you obtain your license and we are unable to make it do so, you may return the Program to us and we will refund your money. To be eligible, you must have obtained your license while Program Services (regardless of the remaining duration) were available for it. Additional terms regarding Program Services are contained in Part 4.

Warranty for IBM Services

 For each IBM Service, we warrant that we perform it:

           1. using reasonable care and skill; and

           2. according to its current description (including any completion criteria) contained in this Agreement, an Attachment, or a Transaction Document.

Warranty for Systems

 Where we provide Products to you as a system, we warrant that they are compatible and will operate with one another. This warranty is in addition to our other applicable warranties.

 2.2 Extent of Warranty

If a Machine is subject to federal or state consumer warranty laws, our statement of limited warranty included with the Machine applies in place of these Machine warranties.

The warranties will be voided by misuse, accident, modification, unsuitable physical or operating environment, operation in other than the Specified Operating Environment, improper maintenance by you, removal or alteration of Product or parts identification labels, or failure caused by a product for which we are not responsible.

THESE WARRANTIES ARE YOUR EXCLUSIVE
WARRANTIES AND REPLACE ALL OTHER
WARRANTIES OR CONDITIONS, EXPRESS
OR IMPLIED, INCLUDING, BUT NOT LIMITED
TO, THE IMPLIED WARRANTIES OR CONDITIONS
OF MERCHANTABILITY AND FITNESS FOR A
PARTICULAR PURPOSE.

2.3 Items Not Covered by Warranty

We do not warrant uninterrupted or error-free operation of a Product or Service or that we will correct all defects.

We will identify IBM Products that we do not warrant.

Unless we specify otherwise, we provide Materials, non-IBM Products, and non-IBM Services
WITHOUT WARRANTIES OF ANY KIND.
However, non-IBM manufacturers, suppliers, or publishers may provide their own warranties to you.

IBM Customer Agreement

Part 3 - Machines

3.1 Title and Risk of Loss

When we accept your order, we agree to sell you the Machine described in a Transaction Document.
We transfer title to you or, if you choose, your lessor when we ship the Machine. However, we reserve a purchase money security interest in the Machine until we receive the amounts due. For a feature, conversion, or upgrade involving the removal of parts which become our property, we reserve the security interest until we receive the amounts due and the removed parts.
You agree to sign an appropriate document to permit us to perfect our purchase money security interest.

We bear the risk of loss for the Machine up to and including its Date of Installation. Thereafter, you assume the risk.

3.2 Production Status

Each IBM Machine is manufactured from now parts, or now and used parts. In some cases, a Machine may not be now and may have been previously installed.
Regardless of a Machine's production status, our appropriate warranty terms apply.

3.3 Installation

For the Machine to function properly, it must be installed in a suitable physical environment. You agree to provide an environment meeting the specified requirements for the Machine.

We have standard installation procedures. We will successfully complete these procedures before we consider an IBM Machine (other than a Machine for which you defer installation or a Customer-set-up
Machine) Installed.

You are responsible for installing a Customer-set-up
Machine (we provide instructions to enable you to do so) and a non-IBM Machine.

Machine Features, Conversions, and Upgrades

We sell features, conversions, and upgrades for installation on Machines, and, in certain instances, only for installation on a designated, serial-numbered
Machine. Many of these transactions involve the removal of parts and their return to us. As applicable, you represent that you have the permission from the owner and any lien holders to 1) install features, conversions, and upgrades and 2) transfer ownership and possession of removed parts (which become our property) to us. You further represent that all removed parts are genuine, unaltered, and in good working order. A part that replaces a removed part will assume the warranty or maintenance Service status of the replaced part.
You agree to allow us to install the feature, conversion, or upgrade within 30 days of its delivery. Otherwise, we may terminate the transaction and you must return the feature, conversion, or upgrade, to us at your expense.

3.4 Licensed Internal Code

Certain Machines we specify (called "Specific
Machines") use Licensed Internal Code (called
"Code"). We own copyrights in Code or have the right to license Code. We or a third party own all copies of Code, including all copies made from them.

We will identify each Specific Machine in a Transaction Document. If you are the rightful possessor of a Specific Machine, we grant you a license to use the Code (or any replacement we provide) on, or in conjunction with, only the Specific Machine, designated by serial number, for which the Code is provided. We license the Code to only one rightful possessor at a time.

Under each license, we authorize you to do only the following:

           1. execute the Code to enable the Specific Machine to function according to its Specifications;

           2. make a backup or archival copy of the Code (unless we make one available for your use), provided you reproduce the copyright notice and any other legend of ownership on the copy. You may use the copy only to replace the original, when necessary; and

           3. execute and display the Code as necessary to maintain the
           Specific Machine.

 You agree to acquire any replacement for, or additional copy of, Code directly from us in accordance with our standard policies and practices. You also agree to use that Code under these terms.

 You may transfer possession of the Code to another party only with the transfer of the Specific Machine. If you do so, you must 1) destroy all your copies of the Code that were not provided by us, 2) either give the other party all your IBM provided copies of the Code or destroy them, and
 3) notify the other party of these terms. We license the other party when it accepts those terms by initial use of the Code, These terms apply to all Code you acquire from any source.

 Your license terminates when you no longer rightfully possess the Specific Machine.

Actions You May Not Take

 You agree to use the Code only as authorized above. You may not do, for example, any of the following:

           1. otherwise copy, display, transfer, adapt, modify, or distribute the Code (electronically or otherwise), except as we may authorize in the Specific Machines Specifications or in writing to you;

           2. reverse assemble, reverse compile, or otherwise translate the Code unless expressly permitted by applicable law without the possibility of contractual waiver;

           3. sublicense or assign the license for the Code; or

           4. lease the Code or any copy of it.

3.5 Machine Code

 For certain Machines we may provide basic input/output system code, utilities, diagnostics, device drivers, or microcode (collectively called "Machine Code"). This Machine Code is licensed under the terms of the agreement provided with it.

IBM Customer Agreement

Part 4 - Programs

 4.1 License

 When we accept your order, we grant you a nonexclusive, nontransferable license to use the Program. Programs are owned by International Business Machines Corporation or one of its subsidiaries ("IBM") or an IBM supplier and are copyrighted and licensed (not sold).

 4.2 License Details

         Under each license, we authorize you to:

        1. use the Programs machine-readable portion on only the Designated Machine. If the Designated Machine is inoperable, you may use another Machine temporarily. If the Designated Machine cannot assemble or compile the Program, you may assemble or compile the Program on another Machine.
        If you change a Designated Machine previously identified to us, you agree to notify us of the change and its effective date;

           2. use the Program to the extent of authorizations you have acquired;

           3. make and install copies of the Program, to support the level of use authorized, provided you reproduce the copyright notices and any other legends of ownership on each copy or partial copy; and

           4. use any portion of the Program we 1) provide in source form, or 2) mark restricted (for example, "Restricted Materials of IBM") only to

a. resolve problems related to the use of the Program, and

b. modify the Program so that it will work together with other products.

 You agree to comply with any additional terms we may place on a Program. We identify these in the Program s Specifications or in a Transaction Document.

 Actions You May Not Take

 You agree not to:

           1. reverse assemble, reverse compile, or otherwise translate the Program; or

           2. sublicense, rent, or lease the Program.

 4.3 Program Components Not Used on the Designated Machine

 Some Programs have components that are designed for use on machines other than the Designated Machine on which the Program is used. You may make copies of a component and its documentation In support of your authorized use of the Program provided you notify us of the components actual date of distribution.

 4.4 Distributed System License Option

 For some Programs, you may make a copy under a Distributed System License Option (called a "DSLO" copy). We charge less for a DSLO copy than we do for the original license (called the "Basic" license). In return for the lesser charge, you agree to do the following while licensed under a OSLO:

1. have a Basic license for the Program;

2. provide problem documentation and receive Program Services (if any) only through the location of the Basic license; and

3. distribute to, and install on, the DSLO s Designated Machine, any release, correction, or bypass that we provide for the Basic license.

 4.5 Program Testing

 We provide a testing period for certain Programs to help you evaluate if they meet your needs. If we offer a testing period., it will start 1) the second business day after the Program s standard transit allowance period, or 2) on another date specified in a Transaction Document. We will inform you of the duration of the Programs testing period.

 We do not provide testing periods for DSLO copies.

 4.6 Packaged Programs

 We provide certain Programs together with their own license agreements. These Programs are licensed under the terms of the agreements provided with them.

 4.7 Program Protection

 For each Program, you agree to:

           1. ensure that anyone who uses it (accessed either locally or remotely) does so only for your authorized use and complies with our terms regarding Programs; and

           2. maintain a record of all copies and provide it to us at our request.

 4.8 Program Services

 We provide Program Services for warranted Programs and for selected other Programs. If we can reproduce your reported problem in the Specified Operating Environment, we will issue defect correction information, a restriction, or a bypass. We provide Program Services for only the unmodified portion of a current release of a Program.

 We provide Program Services 1) on an on-going basis (with at least six months written notice before we terminate Program Services), 2) until the date we specify, or 3) for a period we specify.

 4.9 License Termination

 You may terminate the license for a Program on one month s written notice, or at any time during the Programs testing period.

 Licenses for certain replacement Programs may be acquired for an upgrade charge. When you acquire these replacement Programs, you agree to terminate the license of the replaced Programs when charges become due, unless we specify otherwise.

 We may terminate your license if you fail to comply with its terms. If we do so, your authorization to use the Program is also terminated.

IBM Customer Agreement
 Part 5 - Services

 5.1 IBM Services

 Services may be either standard offerings or Customized to your specific requirements. Each Service transaction may include one or more Services that:

           1. expire at task completion or an agreed upon date;

           2. automatically renew as another transaction with a specified contract period. Renewals will continue until either of us terminates the Service; or

           3. do not expire and are available for your use until either of us terminates the Service.

 5.2 Personnel

 Each of us is responsible for the supervision, direction, and control of our respective personnel.

 We reserve the right to determine the assignment of our personnel.

 We may subcontract a Service, or any part of it, to subcontractors selected by us.

 5.3 Materials Ownership and License

 We will specify Materials to be delivered to you. We will identify them as being "Type I Materials," "Type 11 Materials," or otherwise as we both agree. If not specified, Materials will be considered Type 11 Materials.

 Type I Materials are those, created during the Service performance period, in which you will have all right, title, and interest (including ownership of copyright). We will retain one copy of the Materials. You grant us 1) an irrevocable, nonexclusive, worldwide, paid-up license to use, execute, reproduce, display, perform, distribute (internally and externally) copies of, and prepare derivative works based on Type I Materials and 2) the right to authorize others to do any of the former.

 Type II Materials are those, created during the Service performance period or otherwise (such as those that preexist the Service), in which we or third parties have all right, title, and interest (including ownership of copyright). We will deliver one copy of the specified Materials to you. We grant you an irrevocable, nonexclusive, worldwide, paid-up license to use, execute, reproduce, display, perform, and distribute, within your Enterprise only, copies of Type II Materials.

 Each of us agrees to reproduce the copyright notice and any other legend of ownership on any copies made under the licenses granted in this Section.

 Any idea, concept, know-how, or technique which relates to the subject matter of a Service and is developed or provided by either of us, or jointly by both of us, in the performance of a Service may (subject to applicable patents and copyrights) be freely used by either of us.

 5.4 Changes to Service Terms

 We may change the terms of Services that are renewable or non-expiring by giving you three months written notice. However, these changes are not retroactive. They apply immediately to renewal transactions and as of the effective date we specify in the notice to all existing transactions. If we make a change to the terms of a renewable Service that 1) affects your current contract period and 2) you consider unfavorable, on your request, we will defer it until the and of that contract period.

When both of us agree to change any Services statement of work other than as described above, we will prepare a written description of the agreed change (called a "Change Authorization"), which both of us must sign. The terms of a Change Authorization prevail over those of the statement of work and any of its previous Change Authorizations.

 5.5 Renewal

 Renewable Services renew automatically for a same length contract period unless either of us provides written notification (at least one month prior to the and of the current contract period) to the other of its decision not to renew.

 5.6 Termination and Withdrawal

 Either of us may terminate a Service if the other does not most its obligations concerning the Service.

 You may terminate a non-expiring Service, without adjustment charge, on one month s written notice to us provided you have met all minimum requirements specified in the applicable Attachments and Transaction Documents.

 You may terminate a renewable Service or a non-expiring maintenance Service, without adjustment charge, on notice to us provided you have met all minimum requirements specified in the applicable Attachments and Transaction Documents and any of the following circumstances occur:

          1 . you permanently remove the eligible Product, for which the Service is provided, from productive use within your Enterprise;

          2. the eligible location, for which the Service is provided, is no longer controlled by you (for example, because of sale or closing of the facility);

          3. an increase in the Service charges, either alone or in combination with prior increases over the previous twelve months, is more than the maximum specified in the applicable Service Transaction Document. If no maximum is specified, then this circumstance does not apply; or

          4. the Machine has been under maintenance Services for at least six months and you give us one month 3 written notice prior to terminating the maintenance Service.

 For all other circumstances, you may terminate an expiring or renewable Service on one month s written notice to us but such termination will result in adjustment charges equal to the lesser of:

          1. the charges remaining to complete the contract period; or

          2. one of the following if specified in the Transaction Document.

 a. the charges remaining to complete the contract period multiplied by the adjustment factor specified, or

 b. the amount specified.

 You agree to pay us for all Services we provide and any Products and Materials we deliver through Service termination and any charges we incur in terminating subcontracts.

 We may withdraw a renewable or non-expiring Service or support for an eligible Product on three months written notice to you. If we withdraw a Service for which you have prepaid and we have not yet fully provided it to you, we will give you a prorated refund.

Any terms which by their nature extend beyond termination or withdrawal remain in effect until fulfilled and apply to respective successors and assignees.

 5.7 Service for Machine (during and after warranty)

 We provide certain types of repair and exchange Service either at your location or at a service center to keep Machines in, or restore them to, conformance with their Specifications We will inform you of the available types of Service for a Machine. We may repair the failing Machine or exchange it at our discretion.

When the type of Service requires that you deliver the failing Machine to us, you agree to ship it suitably packaged (prepaid unless we specify otherwise) to a location we designate. After we have repaired or exchanged the Machine, we will return it to you at our expense unless we specify otherwise. We are responsible for lots of, or damage to, your Machine while it is 1) in our possession or 2) in transit in those cases where we are responsible for the transportation charges.

 You agree to:

         1. obtain authorization from the owner to have us service a Machine that you do not own; and

         2. where applicable, before we provide Service

         a. follow the problem determination, problem analysis, and service request procedures that we provide,

           b. secure all programs, data, and funds contained in a Machine, and

           c. inform us of changes in a Machine a location.

 When Service involves the exchange of a Machine or part, the item we replace becomes our property and the replacement becomes yours. You represent that all removed items are genuine and unaltered. The replacement may not be now, but will be in good working order and at least functionally equivalent to the item replaced. The replacement assumes the warranty or maintenance Service status of the replaced item. Before we exchange a Machine or part, you agree to remove all features, parts, options, alterations, and attachments not under our service. You also agree to ensure that the item is free of any legal obligations or restrictions that prevent its exchange.

 Any feature, conversion, or upgrade we service must be Installed on a Machine which is 1) for certain Machines, the designated, serial-numbered Machine and 2) at an engineering-change level compatible with the feature, conversion, or upgrade.

 Repair and exchange Services do not cover:

         1. accessories, supply items, and certain parts, such as batteries, frames, and covers;

        2. Machines damaged by misuse, accident, modification, unsuitable physical or operating environment, or improper maintenance by you;

         3. Machines with removed or altered Machine or parts identification labels;

         4. failures caused by a product for which we are not responsible; or

         5. service of Machine alterations.

 We manage and install engineering changes that apply to IBM Machines and may also perform preventive maintenance.

 We provide maintenance Services for selected non-IBM Machines.

5.8 Maintenance Coverage

 When you order Machine maintenance Services under this Agreement, we will inform you of the date on which the maintenance Services will begin. We may inspect the Machine within one month following that date. If the Machine is not in an acceptable condition for service, you may have us restore it for a charge. Alternatively, you may withdraw your request for maintenance Services. However, you will be charged for any maintenance Services which we have performed at your request.

                                 IBM Proposal
                                     for
                  2TheMart.com, Inc. Phase 0 Solution Design

                                 Prepared for

                              2TheMart.com, Inc.
                        5405 Alton Parkway, Suite 471
                               Irvine, CA 92604

                              February 02, 1999




This document is confidential and is intended solely for 2TheMart.com 's internal use.

                               February 2, 1999

                               IBM Corporation

The information in this proposal shall not be disclosed outside 2TheMart.com and shall not be duplicated, used or disclosed in whole or in part for any purpose other then to evaluate the proposal. If a contract is awarded to IBM as a result of or in conjunction with the submission of this proposal, 2TheMart.com shall have the right to duplicate, use or disclose the data to the extent provided by the contract. This restriction does not limit the right of 2TheMart.com to use the information contained in the data if it is obtained from another source without restriction.

The enclosed Statement of Work is governed by the terms and conditions of the IBM Customer Agreement or Agreement for Services. Both the Agreement and this Statement of Work must be signed to initiate this project

Table of Contents

1.0  Executive Summary . . . . . . . . . . . . . . . . . . . . .Page 2
2.0 Statement of Work. . . . . . . . . . . . . . . . . . . . . .Page 3
      2.1 Project Scope. . . . . . . . . . . . . . . . . . . . .Page 3
      2.2 Key Assumptions. . . . . . . . . . . . . . . . . . . .Page 4
      2.3 IBM Responsibilities . . . . . . . . . . . . . . . . .Page 8
            2.3.1 Project Management . . . . . . . . . . . . . .Page 8
            2.3.2 Joint Requirements Definition Session. . . . .Page 9
            2.3.3 Solution Design. . . . . . . . . . . . . . . Page 10
      2.4  2TheMart.com Responsibilities . . . . . . . . . . . Page 10
            2.4.1 2TheMart.com Project Manager . . . . . . . . Page 10
            2.4.2 Copyright Clearance and Usage Agreements . . Page 10
      2.5 Deliverable Materials. . . . . . . . . . . . . . . . Page 11
      2.6 Completion Criteria. . . . . . . . . . . . . . . . . Page 11
      2.7 Estimated Schedule . . . . . . . . . . . . . . . . . Page 11
      2.8 Charges. . . . . . . . . . . . . . . . . . . . . . . Page 12
Appendix A.  Deliverable Guidelines. . . . . . . . . . . . . . Page 13
      A.1 Project Plan . . . . . . . . . . . . . . . . . . . . Page 13
      A.2 Bimonthly Status Reports . . . . . . . . . . . . . . Page 13
      A.3 Requirements Summary Document. . . . . . . . . . . . Page 13
      A.4 2TheMart.com Phase O Solution Design Document. . . . Page 14
Appendix B.  Project Change Control Procedure. . . . . . . . . Page 15
Appendix C.  Approval Process for Project Deliverables . . . . Page 16
Appendix D.  Signature Document. . . . . . . . . . . . . . . . Page 17

1.0 Executive Summary

The Internet and e-business have emerged as key strategic weapons for companies competing in the global marketplace. Many organizations am expanding, if not re-purposing their mission, to extend their reach and value by employing these versatile now business tools and the channel. Critical to a successful implementation, however, comes the due diligence to understand the effectiveness Of such endeavors as a viable, operative business.

At the request of 2TheMart.com IBM Interactive Media is proposing to gather requirements, analyze and design a Web solution using a Phase 0 Solution Design Engagement The result of Interactive Media's analysis, which will be described in the 2TheMart.com Phase 0 Solution Design Document of which components will be delivered in iterative fashion is a plan for a Web Application that responds to 2TheMart.com's stated requirements.

Companies competing in the global marketplace now recognize that Internet technologies can deliver increasingly valuable strategic tools. E-business solutions that leverage the web to sell, market, and communicate are helping many organizations gain revenues, build market share,and enhance the strength of their customer relationships. Flexible, scalable, and robust e-business solutions require substantial analysis, planning, and coordination among experts from multiple disciplines to be implemented successfully.

IBM Interactive Media, at 2TheMart.com's request proposes to analyze and design a Web solution for a Phase 0 Solution Design Engagement. A document describing a Web Application that addresses
2TheMart.com's stated requirements will be delivered in multiple iterations.

This Document is a Proposal and a Statement of Work to conduct a Phase 0 Solution Design Engagement.2.0 Statement of Work

2.0 Statement of Work

This Statement of Work defines the scope of work to be accomplished by IBM under the terms and conditions of the IBM Customer Agreement # VGY1816. The tasks to be performed by IBM are defined and an estimated schedule is provided. In addition, the responsibilities of 2TheMart.com are listed.

Changes to this Statement of Work Will be processed in accordance with the procedure described in Appendix B "Project Change Control Procedure".

The investigation and the implementation of changes may result in modifications to the Estimated Schedule, charges, and/or other terms of the Agreement.

The following are incorporated in and made part of this Statement of
Work:

Appendix A.  "Deliverable Guidelines"
Appendix B.  "Project Change Control Procedure"
Appendix C.  "Approval Process for Project Deliverables"
Appendix D.  "Signature Document"

2.1 Project Scope

The Scope of this project is to:

1. Conduct a three day Joint Requirements Definition session to facilitate the definition and capture of 2TheMart.com 's business, technical and design requirements. The session will be facilitated by IBM Personnel.

2. Development of a recommended high level application design and technical solution that meets the defined requirements.

3. Development of a budget planning estimate and schedule for the implementation of the proposed solution.

2.2 Key Assumptions

This Statement of Work and IBM's estimate are based on the following assumptions. Any deviation from these assumptions will be handled in accordance with the Project Change Control process described in Appendix B. "Project Change Control Procedure".

General Assumptions

In pricing the development of the 2TheMart.com Solution Design, the following general assumptions have been made:

1. 2TheMart.com names a Project Manager to manage the project approvals, content delivery as well as the different groups within their company so that information consistently flows through one person, rather than several.

2. 2TheMart.com will provide ail appropriate graphic assets, logos, color palettes, and pertinent assets for the interface and navigation per the Project Plan. images and photos will be provided electronically as PICT, TIFF or JPEG images where possible, or as high quality prints no smaller than 2 inches by 3 inches, and no larger than 8.5 inches by 11 inches.

3. IBM will provide personnel for this effort, ending on the date specified in the Agreement Signature Document page. IBM will review each of the Deliverables with the designated
     2TheMart.com Project Manager once they are ready for review.

4. IBM will not begin work on any requested project modifications without providing a specific cost and schedule, via a Project Change Request.

5. 2TheMart.com assumes all responsibilities for the copyright clearance and license and usage agreements for any and all content provided to IBM, or to be included in the 2TheMart.com Solution Design Document.

6.   The delivery schedule of the 2TheMart.com Solution Design
     Document is contingent upon timely receipt of assets and milestone approvals from 2TheMart.com. Any delays may impact the final delivery date.

7. 2TheMart.com agrees to provide approvals of deliverables per the approval process described in Appendix C. "Approval
     Process for Project Deliverables".

8. 2TheMart.com will identify and schedule the appropriate internal resources who will participate-pate In the three day facilitated JRD session.

9. The three day JRD session will be held at the IBM Interactive Media location in Atlanta, GA.

10. The actual period of performance will be determined at the time work is authorized under this Agreement, based upon schedule and availability of resources.

11. The price and schedule information in this document are for the Solution Design Phase only. A price and schedule to develop the application will be provided following the Joint Requirements Definition Session and subsequent analysis, via a Statement or Statements of Work or PCR's.

12.  Should IBM make available any components of the Solution
     Design prior to the Final 2TheMart.com Solution Design
     Document then any changes to components requested by 2TheMart.com will result in a PCR, per the process outlined
     In Appendix B of this Agreement.

     Technical Assumptions

13. The technical solution provided will be at a system architecture level, not a detail design level. Detail design sufficient to begin application coding will require additional efforts that are not a part of this Scope of Work, but may occur at a later date under a separate Statement of Work or PCR.

14. This engagements' deliverables are not to support prototype development.

15.  The technical solution provided will focus on meeting 2The
     Mart.com's business requirements defined in the Joint
     Requirements Definition Session, rather than on a detailed analysis of the strengths and weaknesses of competitor's web sites.

     Creative Assumptions

16. Design impressions am intended to communicate initial findings and potential user Interface requirements only

17. Design impressions am not intended to represent "Branding", as a full Branding engagement for digital applications will require additional efforts that are not a part of this Scope of Work, but may occur at a later date under a separate Statement of Work or PCR.

18. The Information Design provided in the Solution Design engagement is not meant to identify or design the back end fulfillment architecture or work flow. it is only intended to map user navigation. Any technical information will be delivered as part of deliverable A.4, Solution Design section "Technical Description".

     Year 2000 Assumptions

19. IBM is not providing any Year 2000 services under this Statement of Work IBM Product Specifications specify the Year 2000 readiness of the IBM Products. IBM does not make any representations regarding the Year 2000 readiness of non-IBM
     Products.

     Under the terms of this Statement of Work IBM is not responsible for 1) 2TheMart.com products, 2) a third party's products (including products 2TheMart.com licenses from IBM subcontractors) or 3) IBM's previously Installed Products, ("Other Products") to correctly process or properly exchange accurate data with the Products or deliverables IBM provides. IBM will be relieved of obligation under this Statement of Work due to the inability of such Other Products to correctly process or property exchange accurate date data with the Products or deliverables IBM provides to 2TheMart.com. 2TheMart.com acknowledges that it is 2TheMart.com's responsibility to assess their current systems and take appropriate action to migrate to Year 2000 ready systems.

2TheMart.com Personnel

2TheMart.com personnel who will be assigned to this project will have the technical, marketing communications and project management skills necessary to participate in the Solution Design effort.

IBM and Subcontractor Personnel

IBM will provide services under this Statement of Work during normal business hours, 8:30 am to 5:16 pm Monday through Friday, except holidays.

IBM may elect to use subcontractor personnel to perform a portion of the proposed work.

2TheMart.com will be charged for travel time that exceeds one hour round trip from the point of departure.

2.3   IBM Responsibilities

2.3.1       Project Management

Task Description: IBM will provide project management for the IBM
Responsibilities in this
Statement of Work.

The objective of this task is to establish a framework for project communications, reporting, procedural and contractual activity, The IBM Project Manager Wit be responsible for this task. The following subtasks will be performed:

1.    Project Planning

      Review this Agreement and the contractual responsibilities of both parties with the 2TheMart.com Project Manager.

      Prepare a Project Plan which identifies and assigns tasks, major milestones for the efforts of the project team, the estimated dates on which they are estimated to occur and indications of critical path.

      Coordinate the establishment of the project environment

      Develop a change control plan.

      Develop a status reporting plan.

2.    Project Tracking and Reporting

      Measure, track and evaluate progress against the Project Plan.

      Resolve deviations from the Project Plan with the 2TheMart.com Project Manager.

      Review project tasks, schedules, and resources and make changes or additions, as appropriate.

      Conduct regularly scheduled meetings with the 2TheMart.com Project Manager to review project status.

      Prepare Bimonthly Status Reports.

      Administer the Project Change Control Procedure.

      Review and analyze Project Change Requests.

      Review the work products being produced by the project team prior to delivery to 2TheMart.com

Completion Criteria: This task will be complete when the IBM
Responsibilities described in this Statement of Work have been completed, according to their completion criteria.

Deliverables: The following items will be delivered to 2TheMart.com as a result of this task:

1. Project Plan

2. Bimonthly Status Reports

2.3.2       Joint Requirements Definition Session

Task Description: The objective of this task is to conduct a three day session to facilitate the definition and capture of 2TheMart.com's interactive media requirements and objectives. This session will address the following topics:

1.    Interactive Design Overview

       Discussion of goals and purpose

2.    Business Environment

      Discussion regarding external, internal and fiscal issues/drivers, legal considerations and competitive information goals, purpose, and targeted audience

3.    Application Function Model

      High-level identification of functions and requirements necessary to support the client requirements

4.    Creative/Aesthetic User Interface Requirements

      High-level review of 2TheMart.com's position as it relates to Internet presence.

      Definition for a future interface and its design characteristics and a review of current client assets

      Gather and verify the information needed to initiate design impressions that will provide the reference for future Digital Branding exercises representative of 2TheMarts' brand, by exploring issues including web target segments and positioning.

5.    Technical Requirements and Considerations

      Definition of current and planned technical infrastructure/systems and hardware requirements

6.    Support and Maintenance requirements

7.    Critical Success Factors

8.    Prioritization of Requirements

Completion Criteria: This task will be complete upon written approval of the Requirements Summary Document by the 2TheMart.com Project Manager, per the approval process described in Appendix C.

Deliverables: The following items will be delivered to 2TheMart.com as a result of this task:

1. Requirements Summary Document.

2.3.3 Solution Design

Task Description: The objective of this task is to create a high-level recommended solution that represent the visual, navigational and technical design requirements, plus an estimated budget and schedule for implementation of the solution.

Completion Criteria: This task will be complete upon written approval of the 2TheMart.com Phase 0 Solution Design Document by the 2TheMart.com Project Manager per the approval process described in Appendix C. In order to facilitate quicker review, the individual sections of this document will be delivered as they are brought to completion.

Deliverables: The following item will be delivered to 2TheMart.com as a result of this task:

      2TheMart.com corn Phase 0 Solution Design Document, see Appendix A,A.4 for details

2.4   2TheMart.com Responsibilities

The responsibilities listed in this section are in addition to those responsibilities specified in the Agreement, and are to be provided at no charge to IBM. IBM's performance is predicated upon the following responsibilities being fulfilled by 2TheMart.com

2.4.1       2TheMart.com Project Manager

Prior to the start of this Statement of Work under the Agreement, 2TheMart.com will designate a person, called the 2TheMart.com Project Manager, to whom all IBM communications will be addressed and who has the authority to act for 2TheMart.com In all aspects of the contract.

The responsibilities of the 2TheMart.com Project Manager include:

1. Serve as the interface between the IBM project team and all 2TheMart.com departments participating in this project.

2. With the IBM Project Manager, administer Project Change Control in accordance with Appendix B. Project Change control Procedure.

3.    Attend project status meetings either in person or by phone.

4. Obtain and provide information data. decisions and approvals, in a timely manner in accordance with the Project Plan.

5. Resolve deviations from project plans which maybe caused by 2TheMart.com.

6. Help resolve project issues and escalate issues within the 2TheMart.com organization, as necessary.

2.4.2       Copyright Clearance and Usage Agreements

2TheMart.com assumes all responsibilities for the copyright clearance and license and usage agreements for any and all content provided to IBM, or to be included in the 2TheMart.com Solution Design Document.

2.5   Deliverable Materials

The following deliverables are classified as Type II Materials, as defined in the IBM Customer Agreement, and will be delivered to 2TheMart.com under this Statement of Work.

      Project Plan
      Bimonthly Status Reports
      Requirements Summary Document
      2TheMart.com Phase 0 Solution Design Document

Type II Materials are those, created during the Service performance period or otherwise (such as those that preexist the Service), in which we or third parties have all right, title, and interest (including ownership of copyright). We will deliver one copy of the specified Materials to you. We grant you an irrevocable, nonexclusive, worldwide, paid-up license to use, execute, reproduce, display, perform, and distribute, within your Enterprise only, copies of Type II Materials.

2.6   Completion Criteria

IBM shall have fulfilled its obligations under this Statement of Work of this Agreement when any one of the following first occurs:

IBM accomplishes the tasks described in "IBM Responsibilities", including delivery to the 2TheMart.com Project Manager of the materials listed in "Deliverable Materials".

IBM provides the number of hours for services specified in "Charges" or in any subsequent Change Authorization.

2TheMart.com or IBM terminates the Project in accordance with the provisions of the Agreement.

Additional agreements will be required for any maintenance and continued relationship beyond the period of performance of this Agreement.

2.7 Estimated Schedule

The services will be performed during the period specified in the Statement of Work for Project Support Services (Custom Services) found in Appendix D. "Signature Document".

Currently, the project duration is estimated for eight weeks from the JRD session.

The estimated schedule will be revalidated and adjusted at the end of the Joint Requirements Definition Session.

2.8 Charges

Based an our understanding of 2TheMart.com 's requirements, IBM will provide an estimated 1,895 hours of service, at an hourly rate of $199, for an estimated funding requirement of $377, 105, plus a 2% admin fee.

In addition, 2TheMart.com will reimburse IBM for the actual hours and actual travel and living expenses incurred in providing these services.

IBM will prebill 2TheMart.com 50% of the total contract hours, due before work begins.
2TheMart.com will be invoiced monthly for the actual hours and travel and living expenses used during the previous month.

Invoices are payable upon receipt.

This offer is valid until February 12, 1999 unless otherwise extended in writing by IBM.

Appendix A. Deliverable Guidelines

A.1 Project Plan

Purpose: IBM will provide a 2 to 3 page Project Plan advising the 2TheMart.com Project Manager of the planned IBM activities, budget estimates, and schedule with milestones.

Content: The plan will consist of the following, as appropriate:

Activities planned - high level description of major tasks and milestones with identification of appropriate deliverables and planned review cycle.

Schedule - Schedule for each high level task with associated milestones and deliverables

A.2 Bimonthly Status Reports

Purpose: IBM will provide Bimonthly Status Reports advising the 2TheMart.com Project Manager of the progress and status of the IBM activities. The report will outline the IBM activities and describe the status of tasks worked on during that period. Significant accomplishments, milestones, and problems will be identified.

Content: The report will consist of the following, as appropriate:

Activities performed during the reporting period

Activities planned for the next reporting period

      Hours summary
      Hours originally estimated
      Hours expended during this reporting period
      Hours expended to date
      Estimated remaining hours

Problems, concerns, and recommendations

Other items of importance

A.3 Requirements Summary Document

Purpose: IBM will provide a summarized requirements document

Content: The report describes the requirements documented in the facilitated session and contains 5-10 pages consisting of:

Client Requirements

A.4   2TheMart.com Phase 0 Solution Design Document

Purpose: This document describes the recommended solution and represents the deliverable based on the Client Requirements gathered at the Joint Requirements Definition Session.

Content: The document, produced as a series of Interim deliverables, will consist of the following sections:

Executive Summary: This section is a 2-3 page overview of the project which will consist of the following:

Introduction

The Challenge

The Recommended Solution

Budget and Planning Estimates

Solution Design: This section describes the graphical and technical solution recommended based on the requirements and contains 20-30 pages consisting of:

Information Design

High Level Navigational Flow

Navigational Narrative Description

Graphical User Interface Design

Visual Treatments - four high-level design studies, each will have a unique logo treatment, complementing an appropriate look and fear

Treatment Narrative Description

Technical Description

Architectural Diagram

Technical Narrative Description

Budget and Planning Estimate: This section represents a high-level estimate of both the cost and time to develop the solution and contains 1-2 pages consisting of:

Gantt chart representing the estimated time and development effort required to implement the solution.

Estimated Cost - Represents the development cost based on the recommended solution design

Appendix B. Project Change Control Procedure

The following provides a detailed process to follow if a change to this Statement of Work of this Agreement is required.

A Project Change Request (PCR) will be the vehicle for communicating change. The PCR must describe the change, the rationale for the change and the effect the change will have on the project.

The designated Project Manager of the requesting party will review the proposed change and determine whether to submit the request to the other party.

Both Project Managers will review the proposed change and approve it for further investigation or reject it. IBM will specify any charges for such investigation. If the investigation is authorized, the Project Managers Will sign the PCR which will constitute approval for the investigation charges. IBM will invoice 2TheMart.com for any such charges. The investigation will determine the effect that the implementation of the PCR will have on price, schedule and other terms and conditions of the Agreement

A written Change Authorization and/or Project Change Request (PCR) must be signed by both parties to authorize implementation of the investigated changes.

Appendix C. Approval Process for Project Deliverables

IBM and 2TheMart.com acknowledge that one of the keys to success in this project is a working relationship that respects the strengths, abilities, and responsibilities of each company. Therefore, the approval process for materials delivered by this work should fundamentally focus attention on whether or not we are jointly meeting the overall requirements of 2TheMartcom. Therefore, for each formal deliverable from IBM to 2TheMart.com under this Statement of Work, the process will be:

1. The IBM Project Manager will deliver the materials to 2TheMart.com designated Project Manager.


2. 2TheMart.com Project Manager will arrange for the proper personnel in the 2TheMart.com organization to review the materials. He/she will then consolidate all feedback in written form back to IBM's Project Manager,

3. The feedback should contain either a letter of approval or a letter of disapproval.
      In the case of disapproval, the feedback should describe the specific instances where the material does not meet 2TheMart.com 's requirements. For each instance of disapproval, 2TheMart.com must specify the criteria required to gain approval.

4. The feedback to IBM should be complete within three (3) business days of receiving the materials.

5. The IBM Project Manager will specify the plans to correct each disapproval instance in writing to 2TheMart.com.

6. IBM will make corrections to the deliverables to 2TheMart.com approval criteria. If, in the judgment of either IBM's or 2TheMart.com Project Manager, the changes required are beyond the scope of the original Statement of Work or extensive enough to warrant, the changes will be handled using the Project Change Control Procedure in Appendix B.

Appendix D. Signature Document

IBM Customer Agreement

Statement of Work for Project Support Services

            Custom Services

This document is a Statement of Work to either the IBM Customer Agreement or the IBM Agreement for Services. If used with the IBM Agreement for Services, no machines or licensed program products may be acquired under this Statement of Work. Such items are available only under the terms of 1) the IBM Customer Agreement (or any equivalent agreement signed by both of us) or
2) the applicable third-party agreement.

Scope of Services, Completion Criteria, Charges, and other applicable terms:

See Statement of Work in attached proposal dated February 02, 1999, section Statement of Work, entitled "2TheMart. com, IBM Phase 0 Solution Design".

Each of us agrees that the complete agreement between us about these Services will consist of 1) this Statement of Work and 2) the IBM Customer Agreement or IBM Agreement for Services, as applicable, (or any equivalent agreement signed by both of us).

Agreed to: 2TheMart.com              Agreed to: International Business Machines



By /s/Dominic J. Magliarditi          By /s/Jess Rico
      Authorized Signature                       Authorized Signature


Name: Dominic J. Magliarditi         Name:

Date: 2-3-99                                       Date:

Customer Number: 6020475              Reference Agreement Number #VGY1818

Customer Address:

5406 Alton Parkway, Ste. 741
Irvine, CA 92604                               Statement of Work Number:

                                                           IBM Office Number:

Customer "Bill To" Address, if different:

                                                           IBM Office Address:

Project Name or identifier: 2TheMart Phase 0

Estimated Start Date:   February 15,1999
Estimated End Date:     April 30, 1999
Services Group Address: 3200 Windy Hill Road
                                         Atlanta, GA 30339

                            IBM PROPOSAL
                                FOR
                        2TheMart.com Web Site
                       Application Development


                            Prepared for


                            2TheMart.com
                        1830 Von Karman Ave.
                          Irvine, CA 92612

                            May 28, 1999









IBM

Global Services
This document is confidential and is intended solely for 2TheMart.com's internal use.

                            May 28, 1999


                         IBM Global Services
                         600 Anton Boulevard
                        Costa Mesa, CA  92626



The information in this proposal shall not be disclosed outside 2TheMart.com and shall not be duplicated, used or disclosed in whole or in part for any purpose other than to evaluate the proposal. If a contract is awarded to IBM as a result of or in conjunction with the submission of this proposal, 2TheMart.com shall have the right to duplicate, use or disclose the data to the extent provided by the contract. This restriction does not limit the right of 2TheMart.com to use the information contained in the data if it is obtained from another source without restriction.

The enclosed Statement of Work is governed by the terms and conditions of the IBM Customer Agreement or Agreement for Services.
 Both the Agreement and this Statement of Work must be signed to initiate this project

This offer is valid until June 28 1999 unless otherwise extended in writing by IBM.

TABLE OF CONTENTS

1.0 EXECUTIVE SUMMARY    Page 2
2.0 STATEMENT OF WORK    Page 3
2.1 Project Scope Page 3
2.2 Key Assumptions   Page 4
2.3 IBM Responsibilities   Page 9
2.3.1 Project Management   Page 9
2.3.2 Final Detailed Solution Design Page 10
2.3.3 Graphic Production   Page 11
2.3.4 Technical Development Page 11
2.3.5 Test and Quality Assurance Page 12
2.4 2TM Responsibilities   Page 12
2.4.1 2TM Project Manager  Page 13
      2.4.2 Defining Events and Information for the 2TheMart.com
Web Site    Page 13

2.4.3 Copyright Clearance and Usage Agreements Page 13
2.5 Deliverable Materials  Page 13
2.6 Completion Criteria    Page 14
2.7 Estimated Schedule Page 14
2.8 Charges  Page 15
2.9 Year 2000    Page 16
2.10 Required Consents Page 16
2.11 Laws, Regulations and Statutes  Page 17
2.12 Services Warranty Page 17
2.13 Special Terms & Conditions Page 17
APPENDIX A.  EXCLUDED FUNCTIONALITY     Page 18
APPENDIX B.  PROJECT CHANGE CONTROL PROCEDURE     Page 19
APPENDIX C.  APPROVAL PROCESS FOR PROJECT DELIVERABLES Page 20
APPENDIX D.  DELIVERABLE GUIDELINES     Page 21
D.1  Biweekly Status Report Page 21
D.2  Project Plan Page 21
D.3  Final Detailed Solution Design  Page 22
D.4  Processed Graphical Elements    Page 22
D.5  Cut Guides  Page 22
D.6  Beta Version of 2TheMart.com Web Site Page 22
D.7  Final Tested Version of the 2TheMart.com Web Site   Page 23
APPENDIX E.  SIGNATURE DOCUMENT    Page 24

1.0 EXECUTIVE SUMMARY

At the request of 2TheMart.com (2TM), IBM engaged in understanding and analyzing 2TM's business environment, goals, strategies and objectives, in order to determine how interactive tools and technologies can be applied effectively to 2TheMart.com's business.
 The result of IBM's analysis set forth a plan for an Internet based solution that addresses 2TheMart.com business goals and needs. The solution is development of an online auction web site.

The model used by IBM to identify this solution and to define its high-level requirements also enabled 2TM to define its Value
Propositions for such a site:

      The 2TheMart.com Web Site should maintain a critical mass of items in all categories.
      The 2TheMart.com Web Site user's site experience should be focused on ease of use, ease of navigation and superior searchability.
      The 2TheMart.com Web Site should provide premium services to both Buyers and Sellers to enhance the user experience.

IBM considered these Value Proposition Statements while creating the Phase 0 Solution Design Document components, all components of which were delivered to 2TheMart.com as of April 30, 1999. The following proposed project takes the defined value proposition to the next step. It supports 2TM in designing, building and implementing its online auction web site.

This Document is a Proposal and a Statement of Work to execute the plan to develop an online auction site.

2.0 STATEMENT OF WORK

This Statement of Work defines the scope of work to be accomplished by IBM under the terms and conditions of the IBM Customer Agreement
 VGY1816 (Agreement). The tasks to be performed by IBM are defined and an estimated schedule is provided. In addition, the responsibilities of 2TheMart.com are listed.

Changes to this Statement of Work will be processed in accordance with the procedure described in Appendix B. "Project Change Control Procedure".

The investigation and the implementation of changes may result in modifications to the Estimated Schedule, Charges, and/or other terms of the Agreement.

The following are incorporated in and made part of this Statement of Work:

  W     APPENDIX A. "Excluded Functionality"
  W     APPENDIX B. "Project Change Control Procedure"
  W     APPENDIX C. "Approval Process for Project Deliverables"
  W     APPENDIX D. "Deliverable Guidelines"
  W     APPENDIX E. "Signature Document"

2.1 PROJECT SCOPE

The Scope of this project is to:

 1. Design, build, and test the 2TheMart.com Web Site.

Development will be built using IBM's Net.Commerce as the core and the Auction Gallery function of the Net.Commerce auction.

2.2 KEY ASSUMPTIONS

This Statement of Work and IBM's estimate are based on the following assumptions. Any deviation from these assumptions will be handled in accordance with the Project Change Control process described in Appendix B. "Project Change Control Procedure".

GENERAL ASSUMPTIONS

      IBM has utilized the 2TheMart.com Phase 0 Solution Design Document sections: Information Design, Graphical User Interface Design, and Technical Solutions as the requirements baseline for estimating this effort. Functionality referenced in that document which are excluded from this proposal are listed in Appendix A. "Excluded Functions"

      2TM assigns a Project Manager to manage the project approvals, content delivery, coordinate and communicate with 2TM personnel so that information consistently flows through one person, rather than several.

      2TM approves design and content, as well as provides required assets and information within the agreed upon time frames detailed in the Project Plan.

      If it becomes necessary for 2TM to provide any appropriate graphic assets, logos, color palettes and pertinent assets for the interface and navigation per the Project Plan, these will be provided electronically, where possible, or as high quality prints no smaller than 2 inches by 3 inches, and no larger than 8.5 inches by 11 inches.

      IBM provides personnel for this effort, ending on the date specified in the Agreement Signature Document page. IBM will review each project deliverable with the designated 2TM Project
 Manager once they are ready for review.

      IBM will not begin work on any requested project modifications without providing a specific cost and schedule, via a Project Change Request (PCR).

      2TM assumes all responsibilities for the copyright clearance and license and usage agreements for any and all content to be loaded to the 2TheMart.com Web Site.

      The delivery schedule of the web site is contingent upon timely receipt of assets and milestone approvals from 2TM. Any delays may impact the final delivery date.

      2TM agrees to provide approvals of deliverables per the approval process described in Appendix C. "Approval Process for Project Deliverables".

      Pricing assumes that development will adhere to the production schedule and approval process as outlined in the Estimated Schedule Section 2.6 and per the approval process described in Appendix C.

      2TM will assume all risks and liability as a result of any abuse or misuse of this site (chats, discussion areas, store use, transactions, etc.).

      All 2TheMart Responsibilities for asset and milestone approvals from 2TheMart must be received at the times specified in the project plan. Any delays will impact IBM's ability to deliver the specified functionality by the delivery date and will result in an automatic adjustment of the schedule incentive payment dates on a day for day basis.

      The project does not allow time for content/asset analysis or management. This requires that all content/assets provided by 2TheMart are acceptable, as is, with no modification. If any content/assets received require modification or editing, IBM will advise 2TheMart of the required modifications/editing via the PCR process as described in Appendix B, Project Change Control Procedure.

      Any changes to the scope of work and/or assumptions may require a PCR and may impact schedule and/or budget.

DEVELOPMENT ASSUMPTIONS

CREATIVE DEVELOPMENT ASSUMPTIONS

       Media Requirements
   1. 2TM is responsible for any royalty fees required for photographs used.
   2.   2TM will provide needed assets per the Project Plan.

       Graphical Interface Design
   1. This estimate is based on the design 2TM has selected out of the 2TheMart.com Phase 0 Solution Design Document. This design will be used as the basis for the final creative treatment produced by IBM during the Final Detailed Solution
   Design tasks. Once this final creative treatment is approved by 2TM, any changes will be considered out of scope and require a PCR.
   2. 2TM must approve the selected design direction for production and implementation of the application to begin, in accordance with the approval process, Appendix C.
   3. Design implementation will occur after information design is completed and approved by 2TM, per Appendix C. Any information design changes after that time are considered out of scope and will require a PCR.
   4. The interface will be optimized for a screen resolution of 640x480, but it will be flexible to accommodate users with a screen resolution of 800x600.
   5. The 2TheMart.com Web Site will be optimized for the Web-safe palette.
   6.   This estimate does not include style guides.
   7. IBM will accept photo ready print images; however, scanning and digitizing images will increase the estimated number of graphic hours associated with the project, thereby increasing the total price of the engagement. In this event the increase in project scope will be addressed using a PCR.
   8. A .GIF animation of the logo will be integrated into the application design. Additional animations and video compression are not included in this estimate.

      Content/Editorial
   1. 2TM will provide a single point of contact whom the IBM editor can consult for content and style issues.

   2. IBM will write the navigational text and other instructional information to be contained within the public areas of the 2TheMart.com Web Site. This content will be delivered to the client for approval in accordance with the approval process.
   3. Any other content besides the navigational and instructional text mentioned above will be provided by 2TM.
   4. All content from 2TM will receive client approval prior to IBM's receipt.
   5. 2TM will provide Subject Matter Experts (SMEs) for any original content IBM creates for the project.
   6. Any 2TM-supplied content will be grammatically and factually correct, (i.e., spelling of names and locations, dates, technical jargon, etc.). Editing and research of client-supplied content is not a part of this Statement of Work.
   7. All content received from 2TM should be Microsoft Word compatible. If content cannot be delivered in digital format a PCR will be required for re-keying text effort.

       Information Design
   1. The functional templates will be based on the functionality identified in the 2TheMart.com Phase 0 Solution Design Document, currently estimated at 94 pages.

TECHNICAL DEVELOPMENT ASSUMPTIONS

       The 2TM Web Site will be built using IBM's Net.Commerce, including the Net.Commerce auction code, as its core.

       2TM will provide the development server environment for this project to IBM within 3 weeks of the project start. The cost of said machines is not included within this SOW estimate.

       IBM will conduct a Package Evaluation, during which time IBM will finalize package selection for Commerce Auction, Chat, Bulletin Board System (BBS), Frequently Asked Questions (FAQ), web metrics, reporting tools, and virus protection. This process does not include analysis of Chat-like customer service alternatives (other than to provide information on the Business Evolution product) or a Billing system.

       A password will be required each time the Chat or Bulletin Board areas are entered and when a bid is entered or maintained.

       It is assumed that a Chat and Bulletin Board product can be found that can be integrated with Net.Commerce to allow single update of user id and possibly password. If one cannot be found, a separate chat registration may be required or custom developed which is not within scope of project and will require a PCR.

       A placeholder for a link to the cybercast area will be made, but actual cybercast and related material is not part of project scope.

       2TM will establish relationships to allow the use of escrow from within the 2TheMart Web Site rather than with link to escrow site. IBM assumes that this consists of an escrow-related tutorial of (15) static HTML pages and links to a 2TM version of the escrow pages that are served from the escrow services server. These pages would have the 2TheMart

  Web Site look with navigation bar and tool bar, as well as all necessary links back to the 2TheMart Web Site. Coding of these pages is assumed to be the responsibility of escrow service with arrangements to e made by 2TheMart. IBM will work with 2TM-provided escrow provider to define the integration of this service within the 2TheMart Web Site.

       2TM will establish necessary business relationships to support credit card verification.

       2TM must define the period of time that the closed auction archive will house auction information, after which time such information will be deleted.

       The 2TM billing system is a separate effort outside the scope of this proposal. IBM assumes the billing system will bill sellers for services rendered on site. The 2TheMart.com Web Site must pass a file of billable events to the billing systems; these events include listings, winning bid amounts and premium services. The billing system is responsible for applying any discounts or keeping track of account balances. The billing system must also pass invoices to the e-commerce site for display to customers when they query account billing status. 2TM is responsible for providing the billing system.

       For large sellers, billing setup will be done by 2TM through its billing system. For public sellers, setup is part of registration but it is the responsibility of the billing system to actually bill the seller. Public sellers must supply credit card information to register on the 2TheMart Web Site. IBM will design the 2TheMart Web Site to provide the billing transactions to the 2TM billing system.

       The load of initial product data will be the responsibility of 2TM. Product and auction schedule information must be provided in a single, computer readable format prescribed by IBM; the estimate allows for assistance in four iterations of data load. For the initial launch, it is assumed that data for no more than 10 distributors will be loaded. IBM's estimate for this assistance effort is limited to 80 hours.

       Reporting tools will be recommended by IBM as part of package selection, but specifics of individual reports used for administration of the site or for distribution to large retailers is beyond the scope of this estimate.

       Orders will be sent to large sellers as an encrypted report or flat file. A single format will be used for all large vendors.

       Broadcast of live video feed of customer service will be simulated using a still image that may be updated by 2TM.

       Chat-like customer service capability is beyond the scope of this effort. A link will be provided to a 2TM-provided
  customer service capability.   Any other integration of such
  capability into the web site has not been considered as part of this estimate.

       Types of auction supported will consist of single item regular (Yankee), multiple item regular auction, and True Dutch.

       The Auction Gallery function of the Net.Commerce auction code will be used to provide the

  2MartCart capability.
  Modifications will be made to support 2TM specific functions and presentation, currently estimated at 32 hours.

       Bids can be retracted. 2TM must set specific rules as to when this is allowed.

       Winner notification will be performed through e-mail. (Net.Commerce contains an internal messaging capability that may be retained in addition to standard e-mail. This will be evaluated during detailed design.) Notification is sent to winners and to the seller. Notification will not be sent to losers.

       The tutorial is static HTML with "previous" and "next" links that link a user to each of the topics. IBM's estimate is based on the development of 20 pages.

       Registration verification and profile modification will be implemented as described in the Technical Solutions section of the 2TheMart.com Phase 0 Solution Design Document.

       Sellers will have the ability to save information used repetitively. The specific fields to be saved will be defined during Detailed Solution Design.

       The large seller maintenance tool will be based on the IBM Mass Import, Catalog Architect or another existing asset to support the manual scheduling of auctions as well as purchasing of premium services for specific items.

       The ticker and clock will open in their own browser window. They will utilize automated client pull technology for synchronization of current server information.

       The seller interface used by public sellers will be web based and allow addition or maintenance of one product/auction at a time.

       The ability to order appraisal services or accept current ratings from eBay has not been included in this estimate.

TESTING ASSUMPTIONS

   Target Testing Platforms: Operating Systems: Win '95 -- Full function testing, Mac OS 8 -- Regression testing only;
 Browsers: Netscape 3.0 and 4.x, Microsoft Internet Explorer 3.03 and 4.x, AOL 3.0 and 4.0-Regression testing only.
   All code will have been Unit Tested and executed on the minimum browser platforms before the start of testing.
   All content will have been reviewed and approved by 2TM before the start of testing.
   All content will have been incorporated into the Web Site before the start of testing.
   Testing will take place on the development server provided by 2TM.
   Testing will be conducted Monday through Friday during normal business hours within IBM's Atlanta facility or another of IBM's choosing.

2TM PERSONNEL

       2TM personnel who will be assigned to this project will have the technical skills necessary to participate in the Web
  Application development effort.

IBM AND SUBCONTRACTOR PERSONNEL
       IBM will provide services under this Statement of Work during normal business hours, 9:00 am to 5:00 pm Monday through Friday, except holidays.

       IBM may elect to use subcontractor personnel to perform a portion of the proposed work. If IBM plans to use a subcontractor for any portion of the proposed work, 2TheMart will be informed in advance.

OTHER
       Services for follow-on support are not included in this Agreement. IBM would be pleased to respond to 2TM for the addition of these services.

       Hosting services are not included as part of this Statement of Work.

       2TM is responsible for the purchase and licensing of all third party software. Any associated costs (i.e., licensing fees, etc.) with third party software are not included in this estimate.

2.3 IBM RESPONSIBILITIES

2.3.1 PROJECT MANAGEMENT

TASK DESCRIPTION: IBM will provide project management for the IBM Responsibilities in this Statement of Work.

The objective of this task is to establish a framework for project communications, reporting, procedural and contractual activity. The IBM Project Manager will be responsible for this task. The following subtasks will be performed:
 1. Project Planning
  - Review this Agreement and the contractual responsibilities of both parties with the 2TM Project Manager.
  - Prepare a detailed Project Plan which identifies and assigns tasks, major milestones for the efforts of the project team, the estimated dates on which they are estimated to occur and indications of critical path.
  -     Coordinate the establishment of the project environment.
  -     Develop a change control plan.
  -     Develop a status reporting plan.

 2.     Project Tracking and Reporting
  -     Measure, track and evaluate progress against the Project Plan.
  -     Resolve deviations from the Project Plan with the 2TM Project Manager.
  - Review project tasks, schedules, and resources and make changes or additions, as appropriate.
  -     Conduct regularly scheduled meetings with the 2TM Project
        Manager to review project status.
  -     Prepare Biweekly Status Reports.
  -     Administer the Project Change Control Procedure.
  -     Review and analyze Project Change Requests.
  - Review the work products being produced by the project team prior to delivery to 2TM.

COMPLETION CRITERIA:  This task will be complete when the IBM
Responsibilities described in this Statement of Work have been completed, according to their completion criteria.

DELIVERABLES:
1.  Biweekly Status Reports
2.  Project Plan
2.3.2 FINAL DETAILED SOLUTION DESIGN

TASK DESCRIPTION: The objective of this task is to refine the 2TheMart.com Phase 0 Solution Design Document and prepare the final Detailed Design, as well as to obtain 2TM's authorization prior to proceeding with production. This task consists of the following subtasks:

1. Produce the final Detailed Creative Design, which consists of refined detailed versions of :
   -   Visual Treatments
   -   Navigation and Branching Document
   - Functional Templates for each screen identified within the Navigation and Branching Document.

2. Produce the final Detailed Technical Design, consisting of:
  - Package Evaluation of the following software components of the 2TheMart Web Site: Chat, Bulletin Board System (BBS), Frequently Asked Questions (FAQ), web metrics, reporting tools, and virus protection
  -     Programming Architecture
  -     Database Specification

  3. Conduct design review of the Detailed Design Documents and budget, schedule and Project Plan with 2TM Project Manager. In the event that the revised requirements impact cost and/or schedule, document, as required, the changes via the Project's Change Control Procedure.

COMPLETION CRITERIA: This task will be complete upon written approval by the 2TM Project Manager of the Detailed Solution
Design, per the approval process described in Appendix C.

DELIVERABLES:
1.    Final Detailed Solution Design, consisting of:
  -     Creative Treatment
  -     Navigation and Branching Document
  - Functional Templates for each screen identified within the Navigation and Branching Document

2.3.3 GRAPHIC PRODUCTION

TASK DESCRIPTION: The objective of this task is to design, create, and produce the graphic elements for the 2TheMart.com Web Site based on the approved Final Detailed Solution Design. This task includes the following subtasks:

1. Confirm aesthetic design to create final production graphics:
2. Design and produce all graphic elements:
  -     Develop screen layouts.
  -     Produce graphic elements.
3. Optimize all graphical elements for performance:
  -     Create cut-guides.
  -     Apply Web-safe palette to cut graphics.
4. Manage Editorial Content.

COMPLETION CRITERIA: This task will be complete when the graphic elements of the web site have been completed, delivered to the IBM Technical Development Team, and approved by 2TM in writing, per the approval process described in Appendix C.

DELIVERABLES:
1.   Processed graphic elements
2.   Cut guides

2.3.4 TECHNICAL DEVELOPMENT

TASK DESCRIPTION: The objective of this task is to program and develop the technical elements for the 2TheMart.com Web Site based on the approved Final Detailed Solution Design. This task includes the following subtasks:

 1. Program and author the functionality, navigation and interactivity code.
 2. Develop and design the backend database infrastructure.
 3. Post the Web Application on a staging server for review and approval from the 2TM project team.

COMPLETION CRITERIA: This task will be complete when the elements of the web site have been assembled, functionality is implemented, and the Beta Version of the 2TheMart.com Web Site and Test Plan have been approved by 2TM in writing, per the approval process described in Appendix C, and approval to proceed to testing is granted.

DELIVERABLES:
 1. Beta Version of the 2TheMart.com Web Site

2.3.5 TEST AND QUALITY ASSURANCE

TASK DESCRIPTION: The objective of this task is to test the 2TheMart.com Web Site's user interface, navigation and technical functionality. This task includes of the following subtasks:

1. Develop Test Plan
2. Test the Beta Version for functionality and navigation:
  - Functional testing to include validation of logic and navigation.
3. Refine programming and coding based on testing results and baseline measurements.
4. Complete compatibility testing for the specified platforms.
5. Deliver and install the Tested Version of the 2TheMart.com Web Site in the 2TM production environment.
6. Complete final regression testing in the 2TM production environment.

COMPLETION CRITERIA: This task will be complete upon written approval by the 2TM Project Manager of the Final Tested Version of the 2TheMart.com Web Site, per the approval process described in Appendix C.

DELIVERABLES:
 1. Final Tested Version of the 2TheMart.com Web Site
2.4 2TM RESPONSIBILITIES

The responsibilities listed in this section are in addition to those responsibilities specified in the Agreement and are to be provided at no charge to IBM. IBM's performance is predicated upon the following responsibilities being fulfilled by 2TM.
2.4.1 2TM PROJECT MANAGER

Prior to the start of this Statement of Work under the Agreement, 2TM will designate a person, called the 2TM Project Manager, to whom all IBM communications will be addressed and who has the authority to act for 2TM in all aspects of the contract. The responsibilities of the 2TM Project Manager include:

 1. Serve as the interface between the IBM project team and all 2TM departments participating in this project.
 2. With the IBM Project Manager, administer Project Change Control in accordance with Appendix B. "Project Change Control Procedure".
 3. Participate in all project status meetings either in person or by phone.
 4. Obtain and provide information, data, decisions and approvals, in a timely manner in accordance with Project Plan and Appendix C. "Approval Process for Project Deliverables"

 5. Resolve deviations from Project Plans which may be caused by 2TM.
 6. Help resolve project issues and escalate issues within the 2TM organization, as necessary.

2.4.2DEFINING EVENTS AND INFORMATION FOR THE 2THEMART.COM WEB SITE 2TM assumes all responsibilities for defining the events and the information related to any events to be presented on the 2TheMart.com Web Site.

2.4.3 COPYRIGHT CLEARANCE AND USAGE AGREEMENTS
2TM assumes all responsibilities for the electronic copyright clearance and usage agreements for any and all content to be loaded on the 2TheMart.com Web Site.

2.5 DELIVERABLE MATERIALS

The following deliverables are classified as Type II Materials, as defined in the IBM Customer Agreement, and will be delivered to 2TM under this Statement of Work. These are defined in Appendix D.
"Deliverable Guidelines"
  -     Monthly Status Report
  -     Project Plan
  -     Final Detailed Solution Design
  -     Processed Graphic Elements
  -     Cut Guides
  -     Beta Version of the 2TheMart.com Web Site
  -     Final Tested Version of the 2TheMart.com Web Site

Type II Materials are those, created during the Service performance period or otherwise (such as those that preexist the Service), in which IBM or third parties have all right, title, and interest (including ownership of copyright). IBM will deliver one copy of the specified Materials to 2TM. IBM grants you an irrevocable, nonexclusive, worldwide, paid-up license to use, execute, reproduce, display, perform and distribute, within your Enterprise only, copies of Type II Materials.

2.6 COMPLETION CRITERIA

IBM shall have fulfilled its obligations under this Statement of Work of this Agreement, when any one of the following first occurs:

  -     IBM accomplishes the tasks described in "IBM
  Responsibilities", including delivery to 2TM of the materials listed in "Deliverable Materials".

  - IBM provides the number of hours for services specified in "Charges" or in any subsequent Change Authorization.

  - 2TM or IBM terminates the Project in accordance with the provisions of the Agreement.

 Additional agreements will be required for any maintenance and continued relationship beyond the period of performance of this Agreement.

2.7 ESTIMATED SCHEDULE

The services will be performed during the period specified in the Statement of Work for Project Support Services (Custom Services) found in Appendix E. "Signature Document "

The following high-level estimated project schedule is included:

------------
Task Name
2THM PRODUCTION PLAN  Qtr 2, 1999  Qtr3, 1999
 Project Management      M1   M2   M3   M4   M5   M6
 Phase 2 - Final Detailed
           Design        xxxxxxxxxxxxxxxxxxxxxxxxxxx

   Detailed Creative
   Design                xxxxxxxxxxxxxxxxxxxxxxxxxxx

   Package Evaluation    xxxxxxxxxxxxxxxxx

   Detailed Technical
     Design              xx

  Phase 3 - Production and
   Technical Development xxxxxxxxxxxxxxxxxxxxxxx

   Technical Development   xxxxxxxxxxxxxxxxxx

   Creative Development     xxxxxxxxxxxxx

  Phase 4 - Testing and
    Quality Assurance               xxxxxxxxxxxxxxx

  Implementation & Delivery                  xxxxxx
---------

2.8 Charges

IBM will provide an estimated 9986 hours of services at an hourly rate of $200 and scheduled service charges of $1,997,200.00, plus a 1% Administration Fee.

In addition, 2TM will reimburse IBM for the actual travel and living expenses incurred in providing these services, currently estimated at 2%.

IBM will be pre-billed 2TheMart.com monthly for estimated service hours. Actual travel and living expenses used during the previous month will be invoiced to 2TheMart.com monthly. These invoices will be payable upon receipt.

The final invoice will be held until all SOW work is completed.
And, 2TheMart may hold IBM's final invoice for this SOW for an additional 30 days upon receipt.

The target delivery date for the 2TheMart.com Web Site is currently 10/8/99. This is the date when the 2TM production servers will be at the hosting site with the application code loaded and running. In the event that IBM delivers the 2TheMart.com Web Site system per the completion criteria prior to the agreed-to target date, 2TM agrees to pay IBM an early completion bonus based on the following delivery dates:

     Number of Days      Total Bonus
     Delivered Early     Amount

     15 or more          $100,000
     7-14                $ 50,000
     1-6                 $ 25,000

In the event that IBM delivers the 2TheMart.com Web Site system after the agreed-to target date, IBM agrees to deduct from amounts owed by 2TM, a late delivery penalty based on the following delivery dates:

     Number of Days      Total Bonus
     Delivered Late      Amount

     15 or more          $100,000
     7-14                $ 50,000
     1-6                 $ 25,000

IBM and 2TM agree that the late delivery penalty listed above is 2TM's sole and exclusive remedy, and IBM's exclusive liability, for any late delivery of the 2TheMart.com Web Site under this Statement of Work. This late delivery penalty shall not apply in the case of delays due to: (i) the availability of system hardware or software, or (ii) the readiness of the hosting site. This late delivery penalty shall also not apply in the case of delays caused by: (i) failures of the key assumptions stated in this Statement of Work, or (ii) 2TM's failure to meet its responsibilities as stated in this Statement of Work or the Agreement. If delays in the schedule are caused by 2TM (e.g., failure to staff the project appropriately, delays by 2TM of critical decisions), Project Change Control may be utilized to change the target date and revise any applicable bonuses or penalties.

2.9 YEAR 2000

"Year 2000 Ready" means that the IBM Product or deliverable when used in accordance with IBM associated documentation, is capable of correctly processing, providing and/or receiving date data within and between the twentieth and twenty-first centuries, provided that all products (for example, hardware, software, and firmware) used with the IBM Product or deliverable properly exchange accurate date data with it.

A specification for 2TheMart.com Web Site code (Type II Material) developed by IBM as a part of this engagement provides that such code will be Year 2000 ready. The 2TheMart.com Web Site code, on the date it is delivered, will perform to this specification. However, IBM is not providing any Year 2000 services under this Statement of Work. IBM Product Specifications specify the Year 2000 readiness of the IBM Products. IBM does not make any representations regarding the Year 2000 readiness of the non-IBM Products.

Under the terms of this Statement of Work we are not responsible for 1) your products, 2) a third party's products (including products you license from our subcontractors) or 3) IBM's previously installed Products, ("Other Products") to correctly process or properly exchange accurate date data with the Products or deliverables we provide. We will be relieved of our obligations under this Statement of Work due to the inability of such Other Products to correctly process or properly exchange accurate date data with the Products or deliverables we provide to you. You acknowledge that it is your responsibility to assess your current systems and take appropriate action to migrate to Year 2000 ready systems.

2.10 REQUIRED CONSENTS

2TM will promptly obtain and provide to IBM all Required Consents necessary for IBM to provide the Services described in this Statement of Work. A Required Consent means any consents or approvals required to give IBM and IBM subcontractors the right or license to access, use and/or modify (including creating derivative works) the hardware, software, firmware and other products that 2TM uses or will use, without infringing the ownership or license rights (including patent and copyright) of the providers or owners of such products.

2TM will indemnify, defend and hold IBM, IBM affiliates and subcontractors harmless from and against any and all claims, losses, liabilities and damages (including reasonable attorneys' fees and costs) arising from or in connection with any claims (including patent and copyright infringement) made against IBM, alleged to have occurred as a result of 2TheMart.com's failure to provide any Required Consents.
IBM will be relieved of the performance of any obligations that may be affected by 2TheMart.com's failure to promptly obtain and provide any Required Consents to IBM.

2.11 LAWS, REGULATIONS AND STATUTES

2TM is responsible for the identification and interpretation of any applicable laws, regulations, and statutes that affect the 2TM applications to which IBM will have access during this project. It is the responsibility of 2TM to ensure that the applications meet the requirements of those laws, regulations, and statutes.

2.12 SERVICES WARRANTY

For each IBM Service, IBM warrants that we will perform it: (1) in a workmanlike manner, and (2) according to its current description (including any completion criteria) contained in this Statement of Work. If 2TM discovers, within a sixty (60) day period after the date this Statement of Work ends, that a Service provided by IBM is not as warranted, 2TM shall notify IBM in writing of the specific deficiency, and IBM shall promptly make reasonable efforts to correct the deficiency at its own expense. If IBM is unable to correct the deficiency, then 2TM's sole and exclusive remedy, and IBM's exclusive liability under this warranty, will be to refund the amount 2TM paid for that part of the Services. This warranty is subject to the provisions stated in Part 2 of the Agreement.

2.13 SPECIAL TERMS & CONDITIONS

Subject to the terms of the Agreement, IBM's Interactive Media Center in Atlanta agrees that, for a period of ninety (90) days after the date on which IBM gives 2TM the Final Tested Version of the 2TheMart.com Web Site per the completion criteria of Task 2.3.5, entitled Test and Quality Assurance, it will not re-license the custom application code for the 2TheMart.com Web Site that was developed for 2TM under this Statement of Work (excluding any pre-existing material) by implementing the code in a production environment for the following listed companies:

1.  EBay
2.  Amazon
3.  Yahoo Auctions
4.  Lycos Auctions
5.  Excite Auctions

Nothing contained in this provision shall limit IBM's Interactive Media Center in Atlanta from: (i) independently developing, or using residual ideas, concepts, know-how and techniques to develop, similar application code for itself or any third party, (ii) providing products or services to others who compete with 2TM, or
(iii) assigning or re-assigning its employees in any way it may choose. If the Statement of Work is terminated prior to the successful delivery of the Final Tested Version, this provision will also be terminated.

APPENDIX A.  EXCLUDED FUNCTIONALITY

The following list defines items within the 2TheMart.com Phase 0
Solution Design Document which are not part of this Statement of Work:

1. Specific functions, as defined in the Phase 0 Solution Design
Document:
   a.   2TheMart Store
   b.   Live user-to-user chat
   c.   Automatically generated customer service live video feed
   d.   Enhanced search capability, such as synonym search
   e.   Automated system status reporting
   f.   Pager Notification
   g.   Toolkit
   h. Chat-like customer service capability; however, a link will be provided to a 2TM-provided customer service capability. Any other integration of such capability into the web site is not part of this scope.
   i. Cybercast and related material; however, a placeholder for link to cybercast area will be made.
   j. The ability to order appraisal services or accept current ratings from eBay.
2. All costs and services for third-party software.
3. Training
4. Focus Group Facilitation and Usability Testing
5. Post-production Support and Maintenance
6. Hosting Services
7. Initiatives that require information design support, such as marketing or branding efforts.

APPENDIX B.  PROJECT CHANGE CONTROL PROCEDURE

The following provides the detailed process to follow if a change to this Statement of Work of this Agreement is required.

   A Project Change Request (PCR) will be the vehicle for communicating change. The PCR must describe the change, the rationale for the change and the effect the change will have on the project in terms of IBM-provided estimates (scope, hours and schedule).

   The designated Project Manager of the requesting party will review the proposed change and determine whether to submit the request to the other party.

   Both Project Managers will review the proposed change and approve it for further investigation or reject it. IBM will specify any charges for such investigation. If the investigation is authorized, the Project Managers will sign the PCR which will constitute approval for the investigation charges. IBM will invoice 2TM for any such charges. The investigation will determine the effect that the implementation of the PCR will have on price, schedule and other terms and conditions of the Agreement.

   A written Change Authorization and/or Project Change Request
 (PCR) must be signed by both parties to authorize implementation of the investigated changes.

APPENDIX C.  APPROVAL PROCESS FOR PROJECT DELIVERABLES

IBM and 2TM acknowledge that one of the keys to success in this project is a working relationship that respects the strengths, abilities and responsibilities of each company. Therefore, the approval process for materials delivered by this work should fundamentally focus attention on whether or not IBM and 2TM are jointly meeting the overall project requirements. Therefore, for each formal deliverable from IBM to 2TM under this Statement of Work, the process will be:

   The IBM Project Manager will deliver the materials to 2TM designated Project Manager.

   2TM Project Manager will arrange for the proper personnel in the 2TM organization to review the materials. He/she will then consolidate all feedback in written form back to IBM's Project
 Manager.

   The feedback should contain either a letter of approval or a letter of disapproval. In the case of disapproval, the feedback should describe the specific instances where the material does not meet the 2TM requirements. For each instance of disapproval, 2TM must specify the criteria required to gain approval.

   The feedback to IBM should be complete within three (3) business days of receiving the materials.

   The IBM Project Manager will specify the plans to correct each disapproval instance in writing to 2TM.

   IBM will make corrections to the deliverables to 2TM approval criteria. If, in the judgment of either IBM's or 2TM's Project Manager, the changes required are beyond the scope of the original Statement of Work or extensive enough to warrant, the changes will be handled using the Project Change Control Procedure in Appendix B.

APPENDIX D.  DELIVERABLE GUIDELINES

D.1  BIWEEKLY STATUS REPORT

PURPOSE: IBM will provide Monthly Status Reports advising the 2TM Project Manager of the progress and status of the IBM activities. The report will outline the IBM activities and describe the status of tasks worked on during that period. Significant accomplishments, milestones, and problems will be identified.

CONTENT:  The report will consist of the following, as appropriate:

 - Activities performed during the during the reporting period.

 - Activities planned for the next reporting period.

 - Hours summary

 * Hours originally estimated
 * Hours expended during this reporting period
 * Hours expended to date
 * Estimated remaining hours

 - Project change control summary

 - Problems, concerns, and recommendations

 - Other items of importance


D.2  PROJECT PLAN

PURPOSE: IBM will provide a Project Plan advising the 2TM Project Manager of the planned IBM activities, budget estimates and schedule with milestones.

CONTENT:  The plan will consist of the following, as appropriate:

- Activities planned - high level description of major tasks and milestones with identification of appropriate deliverables and planned review cycle.

- Budget Estimates - estimate of budgeted hours for each high level task.

- Schedule - schedule for each high level task with associated milestones and deliverables

D.3  FINAL DETAILED SOLUTION DESIGN

PURPOSE: IBM will provide a Final Detailed Solution Design which will incorporate revisions from the 2TheMart.com Phase 0 Solution Design Document to reach an agreement on the visual, navigational and technical design requirements of the 2TheMart.com Web Site.

CONTENT: The document will consist up to 30 pages of the following, as appropriate:

- Creative Treatment - One high level design study based on the studies from the 2TheMart.com Phase 0 Solution Design Document with requested revisions and enhancements.
- High Level Navigation and Branching Document depicting navigational flow. (If revised from the Phase 0 Solution Design Document)
- Functional Templates that define the general location and function of major screen elements for each screen defined within the Branching Document.

D.4  PROCESSED GRAPHICAL ELEMENTS

PURPOSE: IBM will provide processed graphic elements to be incorporated into the final tested version of the 2TheMart.com Web Site.

CONTENT: The processed graphic elements contain all the final screen elements. These are either .GIF or .JPG type files dithered down to a web safe palette.

D.5  CUT GUIDES

PURPOSE: IBM will provide graphic cut guides to 2TM as a guideline for any future graphic or programming changes to the 2TheMart.com
Web Site.

CONTENT: The graphic cut guides consist of a series of diagrams detailing the on-screen coordinates of the processed graphic elements.

D.6  BETA VERSION OF  2THEMART.COM WEB SITE

PURPOSE: IBM will provide a Beta Version of the 2TheMart.com Web
Site for the IBM testing department and the 2TM project team to test the application.

CONTENT: The Beta Version of the 2TheMart.com Web Site will consist of the following, as appropriate:
- Beta Version of the Web Application hosted on an IBM staging server with most of the functionality of the application intact.

D.7  FINAL TESTED VERSION OF THE 2THEMART.COM WEB SITE

PURPOSE: IBM will provide the final, tested 2TheMart.com Web Site to the appropriate hosting service to be selected by the 2TM project team.

CONTENT: The final, tested 2TheMart.com Web Site will consist of the following, as appropriate:

- All graphics, code and databases which make up the final, tested 2TheMart.com Web Site

IBM
Appendix E.  Signature Document

                         CUSTOMER AGREEMENT

STATEMENT OF WORK FOR PROJECT SUPPORT SERVICES

                           CUSTOM SERVICES

This document is a Statement of Work to either the IBM Customer Agreement or the IBM Agreement for Services. If used with the IBM Agreement for Services, no machines or licensed program products may be acquired under this Statement Of Work. Such items are available only under the terms of 1) the IBM Customer Agreement (or any equivalent agreement signed by both of us) or 2) the applicable third-party agreement.

Scope of Services, Completion Criteria, Charges, and other applicable terms:

See Statement of Work in attached proposal dated May 28, 1999, section Statement of Work, entitled "2TheMart.com Web Site".

Each of us agrees that the complete agreement between us about these Services will consist of 1) this Statement of Work and 2) the IBM Customer Agreement or IBM Agreement for Services, as applicable, (or any equivalent agreement signed by both of us).

Agreed to:  2TheMart.com           Agreed to:  International
                                               Business Machines

By /s/Dominic J. Magliarditi      /s/Jess Rico
      Authorized Signature           Authorized Signature

Name: Dominic J. Magliarditi      Name:Jess Rico

Date: 5-29-99                     Date: 6-1-99

Customer Number:                   Reference Agreement Number: VGY1816

Customer Address:                  IBM Office Number:
Customer "Bill To" Address, if different:
                              IBM Office Address:

Project Name or Identifier:   2TheMart.com Web Site

IBM Service Address: 600 Anton Blvd.
                     Costa Mesa, CA  92626

Estimated Start Date:    May 3, 1999

Estimated End Date: October 08, 1999